Exhibit 99.(m).2

John Hancock Funds, LLC

601 Congress Street

Boston, MA 02210-2805

March 22, 2018

To the Trustees of

John Hancock Funds

601 Congress Street

Boston, MA 02210

Re: Rule 12b-1 Fee Waiver Letter Agreement

With reference to each of the Distribution Plans entered into by and between John Hancock Funds, LLC (the “Distributor”) and each of the trusts listed in Appendix A to this letter (each, a “Trust” and collectively, the “Trusts”), on behalf of each of their respective series listed in Appendix A (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Distributor agrees to contractually waive and limit its Rule 12b-1 distribution fees and/or service fees to the extent necessary to achieve the aggregate Rule 12b-1 distribution and service fees of each Fund as set forth in Appendix B hereto. The expense waiver agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Distributor based upon a determination that this is appropriate under the circumstances at that time.

2. We understand and intend that the Trusts will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statements on Form N-1A for the Trusts and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trusts so to rely.

Sincerely, JOHN HANCOCK FUNDS, LLC By: /s/ Jeffrey H. Long______________ Jeffrey H. Long Chief Financial Officer

Agreed and Accepted
on behalf of each applicable Trust listed in Appendix A

By:	/s/ Charles A. Rizzo_________________

Charles A. Rizzo

Chief Financial Officer

A copy of the document establishing each Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by the officer in his capacity as such and not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trusts individually but only upon the assets of the Funds.

APPENDIX A

TRUSTS and Funds

JOHN HANCOCK BOND TRUST

John Hancock ESG Core Bond Fund

John Hancock Global Conservative Absolute Return Fund

John Hancock Global Short Duration Credit Fund

John Hancock Government Income Fund

John Hancock High Yield Fund

John Hancock Investment Grade Bond Fund

JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND

John Hancock California Tax-Free Income Fund

JOHN HANCOCK CAPITAL SERIES

John Hancock Classic Value Fund

John Hancock U.S. Global Leaders Growth Fund

JOHN HANCOCK CURRENT INTEREST

John Hancock Money Market Fund

JOHN HANCOCK INVESTMENT TRUST

John Hancock Balanced Fund

John Hancock Disciplined Value International Fund

John Hancock Diversified Real Assets Fund

John Hancock Emerging Markets Equity Fund

John Hancock Enduring Assets Fund

John Hancock ESG All Cap Core Fund

John Hancock ESG International Equity Fund

John Hancock ESG Large Cap Core Fund

John Hancock Fundamental Large Cap Core Fund

John Hancock Global Focused Strategies Fund

John Hancock Seaport Fund

John Hancock Small Cap Core Fund

John Hancock Value Equity Fund

JOHN HANCOCK INVESTMENT TRUST II

John Hancock Financial Industries Fund

John Hancock Regional Bank Fund

JOHN HANCOCK INVESTMENT TRUST III

John Hancock Greater China Opportunities Fund

JOHN HANCOCK MUNICIPAL SECURITIES TRUST

John Hancock High Yield Municipal Bond Fund

John Hancock Tax-Free Bond Fund

JOHN HANCOCK SOVEREIGN BOND FUND

John Hancock Bond Fund

JOHN HANCOCK STRATEGIC SERIES

John Hancock Income Fund

A-1

APPENDIX B

Fund	Class A	Class B	Class C	Class R4	Expiration Date of Waiver/Limit
Balanced Fund	N/A	N/A	N/A	0.15%	2/28/2019
Classic Value Fund	N/A	N/A	N/A	0.15%	2/28/2019
Disciplined Value International Fund	N/A	N/A	N/A	0.15%	2/28/2019
Emerging Markets Equity Fund	N/A	N/A	N/A	0.15%	2/28/2019
Fundamental Large Cap Core Fund	N/A	N/A	N/A	0.15%	2/28/2019
Bond Fund	N/A	N/A	N/A	0.15%	9/30/2018
California Tax-Free Income Fund	N/A	0.90%	0.90%	N/A	9/30/2018
High Yield Municipal Bond Fund	0.15%	0.90%	0.90%	N/A	9/30/2018
Income Fund	N/A	N/A	N/A	0.15%	9/30/2018
Investment Grade Bond Fund	N/A	N/A	N/A	0.15%	9/30/2018
Tax-Free Bond Fund	0.15%	0.90%	0.90%	N/A	9/30/2018
Money Market Fund	0.00%	0.00%	0.00%	N/A	7/31/2019[1]

1 At the March 20-22, 2018 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the waiver of all 12b-1 fees for Class A, Class B, and Class C shares for the Money Market Fund through July 31, 2019, each effective upon the current expiration date of July 31, 2018.

B-1